UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2015
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2015, Ameresco, Inc. announced that Vice President and Chief Financial Officer Andrew B. Spence will retire at the end of 2015. Ameresco named John R. Granara, 46, currently Ameresco’s Vice President and Chief Accounting Officer, to succeed Mr. Spence in the role of Chief Financial Officer, effective May 1, 2015. Mr. Spence will continue with Ameresco in an advisory role to assist with the transition of his responsibilities until his retirement. Mr. Granara will continue to serve as Ameresco’s principal accounting officer.
Mr. Granara joined Ameresco as Vice President and Chief Accounting Officer in September 2013; he also served as Corporate Controller from that time until June 2014. Prior to Ameresco, he served as Vice President Finance, Chief Accounting Officer and Corporate Controller for GT Advanced Technologies, Inc., a diversified technology company with innovative crystal growth equipment and solutions for the global solar LED and electronics industries, from May 2011 until August 2013. Mr. Granara served as Interim Chief Financial Officer of A123 Systems, Inc., a developer and manufacturer of advanced lithium ion batteries and battery systems, from January 2011 until May 2011, as Vice President, Finance and Corporate Controller from January 2010 until January 2011, and as Corporate Controller from November 2007 to December 2009.
A copy of Ameresco’s March 30, 2015 press release announcing the transition is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: March 30, 2015	By:	/s/ Andrew B. Spence
Andrew B. Spence
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on March 30, 2015.